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                                  SCHEDULE 14A

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                               LUCENT TECHNOLOGIES INC.
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

The following material was used by certain employees of Lucent Technologies Inc. in connection with the issuance of a press release reporting the preliminary results for its third quarter of fiscal 2006:

LUCENT COMMENTS ON PRELIMINARY RESULTS FOR THIRD QUARTER OF FISCAL 2006

TALK POINTS

o We believe we are on track to complete the merger by the end of calendar year 2006, which is within the six to 12 month timeframe originally announced on April 2.

o Subject to completion of our quarterly earnings process, we expect revenues for the third quarter of Fiscal 2006 to be about $2.04 billion, as compared with $2.14 billion in the prior quarter, and $2.34 billion in the year-ago quarter.

o The sequential and year-over-year declines were due primarily to lower sales of current-generation wireless solutions to North American mobility customers. To a lesser extent, the year-over-year decline was due to decreased revenues in China. Overall, our year-to-date results also have been affected to some extent by delays in spending that we believe are attributable to the consolidation efforts of certain customers.

o On a preliminary basis, we expect to report earnings of approximately 2 cents per diluted share for Q306, as compared with earnings of 4 cents per share in the second quarter of fiscal 2006 and earnings of 7 cents per diluted share in the year-ago quarter.

o We expect investment in both CDMA and UMTS to increase going forward, driven by the introduction of EV-DO RevA and HSDPA solutions.

o We expect that mobility deployments in North America will enable us to make the fourth quarter our highest quarterly revenue period for fiscal year 2006 by a significant margin, assuming that our EV-DO RevA and HSDPA rollouts remain on track.

o We will provide more details when we announce our quarterly results on Wednesday, July 26, 2006.

Q&A

1.     WHAT DO YOU EXPECT YOUR Q306 REVENUE TO BE?

       We currently expect Q306 revenues to be about $2.04 billion, subject to the completion of our quarterly closing process, as compared with $2.14 billion in the prior quarter and $2.34 billion in the year-ago quarter.

2.     WHAT CAUSED THE SEQUENTIAL AND YEAR-OVER-YEAR REVENUE DECLINES?
       The sequential and year-over-year declines were due primarily to a slowdown in spending on some of our current-generation wireless solutions by North American mobility customers. To a lesser extent, the year-over-year decline was due to decreased revenues in China. Overall, our year-to-date results also have been affected to some extent by delays in spending that we believe are attributable to the consolidation efforts of certain customers.

3.     WHAT CUSTOMERS REDUCED THEIR SPENDING?

       We don't name or comment on specific customers.

       As we have stated, the sequential and year-over-year declines were due primarily to a slowdown in spending on some of our current-generation wireless solutions by North American mobility customers. To a lesser extent, the year-over-year decline was due to decreased revenues in China. Overall, our year-to-date results also have been affected to some extent by delays in spending that we believe are attributable to the consolidation efforts of certain customers.

4.     IS THIS A MARKET ISSUE OR A LUCENT ISSUE?

       We continue to believe that the industry is in the early stages of a multiyear transformation to next-generation networks. Our customers continue investing in the next generation of networks that will be based on IMS, and despite this quarter's results, we continue to see opportunities in the market that align with our strengths and investments in IMS, 3G mobile, services, next-gen optical and access, and applications.

       We expect to provide more details on our view of the market when we announce our quarterly results on Wednesday, July 26, 2006.

5.     WHAT DO YOU EXPECT YOUR EARNINGS PER DILUTED SHARE TO BE?

       On a preliminary basis, we expect to report earnings of approximately 2 cents per diluted share for Q306, as compared with earnings of 4 cents per share in the second quarter of fiscal 2006 and earnings of 7 cents per diluted share in the year-ago quarter.

6.     WHAT WERE YOUR OTHER KEY FINANCIAL RESULTS FOR Q306?

       We will provide more details when we announce our quarterly results on Wednesday, July 26, 2006.

7. YOU STATED IN YOUR LAST EARNINGS RELEASE THAT THE FUNDAMENTALS FOR YOUR NORTH AMERICA WIRELESS BUSINESS REMAINED SOLID. IS THAT STILL THE CASE?

       We continue to believe the fundamentals of our North America wireless business remain solid. We expect investment in both CDMA and UMTS to increase going forward as customers move toward the next phase of mobile high-speed data, driven by the introduction of EV-DO RevA and HSDPA solutions. And in fact, we've recently announced contracts with Verizon Wireless and Telecom New Zealand for our EV-DO RevA solution, which we expect to make commercially available in late September.

       Assuming that our EV-DO RevA and HSDPA rollouts remain on track, we expect that mobility deployments in North America will enable us to make the fourth quarter our highest quarterly revenue period for fiscal year 2006 by a significant margin.

8.     WERE 3Q RESULTS IMPACTED BY THE PENDING MERGER WITH ALA?

       It is difficult to quantify the impact of the pending merger with Alcatel on our Q306 results.

       We believe we are on track to complete the merger by the end of calendar year 2006, which is within the six- to 12-month period following the announcement on April 2, 2006.

9.     ARE YOU SEEING INCREASED COMPETITION/PRICING PRESSURE?

       We continue to operate in an environment of competitive pricing pressure.

       That said, the sequential and year-over-year declines were due primarily to a slowdown in spending on some of our current-generation wireless solutions by North American mobility customers. To a lesser extent, the year-over-year decline was due to decreased revenues in China. Overall, our year-to-date results also have been affected to some extent by delays in spending that we believe are attributable to the consolidation efforts of certain customers.

10. WHAT GIVES YOU THE CONFIDENCE THAT Q406 WILL BE THE HIGHEST QUARTERLY REVENUE PERIOD FOR FISCAL YEAR 2006? WHAT SPECIFIC PRODUCT LINES AND GEOGRAPHIES DO YOU EXPECT TO DRIVE THE Q406 REVENUE STRENGTH?

       We have no further comment beyond what we have provided in the press release.

       We expect investment in both CDMA and UMTS to increase going forward, driven by the introduction of EV-DO RevA and HSDPA solutions. As a result, assuming that our EV-DO RevA and HSDPA rollouts remain on track, we expect that mobility deployments in North America will enable us to make the fourth quarter our highest quarterly revenue period for fiscal year 2006 by a significant margin.

11.    WHAT DO YOU MEAN BY SIGNIFICANT MARGIN?

       As stated in the release, assuming that our EV-DO RevA and HSDPA rollouts remain on track, we expect that mobility deployments in North America will enable us to make the fourth quarter our highest quarterly revenue period for fiscal year 2006 by a significant margin.

       Beyond that, we have no further comment.

12.    DO YOU STILL EXPECT 2H06 RESULTS TO BE SIGNIFICANTLY BETTER THAN 1H06?

       As stated in the release, assuming that our EV-DO RevA and HSDPA rollouts remain on track, we expect that mobility deployments in North America will enable us to make the fourth quarter our highest quarterly revenue period for fiscal year 2006 by a significant margin.

       Beyond that, we have no further comment.

13. WHY ARE YOU PROVIDING FURTHER GUIDANCE AFTER ADOPTING A "NO GUIDANCE" POLICY LAST QUARTER?"

       Last quarter we stated that due to our proposed merger with Alcatel, we would discontinue providing specific annual guidance. To that end, we are not providing specific annual guidance for Fiscal 2006 in this update.

       Today, we provided commentary on factors that will enable us to make the fourth quarter our highest quarterly revenue period for fiscal year 2006 by a significant margin, assuming that our EV-DO RevA and HSDPA rollouts remain on track.

IMPACT ON MERGER

14. WHAT IMPACT WILL THIS QUARTER'S RESULTS HAVE ON THE PENDING MERGER WITH ALCATEL?

       We remain on track to complete the merger by the end of calendar year 2006, which is within the 6 to 12 month timeframe originally announced on April 2.


                                      # # #

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION

This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005 and March 31, 2006 and Alcatel's annual report on Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

In connection with the proposed transaction between Lucent and Alcatel, Alcatel has filed a registration statement on Form F-4 (File no. 33-133919) (the "Form F-4") to register the Alcatel ordinary shares underlying the Alcatel American Depositary Shares ("ADS") to be issued in the proposed transaction. Alcatel and Lucent have also filed, and intend to continue to file, additional relevant materials with the SEC, including a registration statement on Form F-6 (the "Form F-6" and together with the Form F-4, the "Registration Statements") to register the Alcatel ADSs to be issued in the proposed transaction. The Registration Statements and the related proxy statement/prospectus contain and will contain important information about Lucent, Alcatel, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the related proxy statement/prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may obtain free copies of the documents filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of materials filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

         Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.

         Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Alcatel's annual report on Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.